Press Release November 2, 2023

HF Sinclair Corporation Reports 2023 Third Quarter Results and Announces Regular Cash Dividend

•Reported net income attributable to HF Sinclair stockholders of $790.9 million, or $4.23 per diluted share, and adjusted net income of $760.4 million, or $4.06 per diluted share, for the third quarter

•Reported EBITDA of $1,245.6 million and Adjusted EBITDA of $1,206.5 million for the third quarter

•Returned $669.2 million to stockholders through dividends and share repurchases in the third quarter

•Announced a regular quarterly dividend of $0.45 per share

Dallas, Texas, November 2, 2023 ‑ HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today reported third quarter net income attributable to HF Sinclair stockholders of $790.9 million, or $4.23 per diluted share, for the quarter ended September 30, 2023, compared to $954.4 million, or $4.45 per diluted share, for the quarter ended September 30, 2022. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the third quarter of 2023 was $760.4 million, or $4.06 per diluted share, compared to $982.9 million, or $4.58 per diluted share, for the third quarter of 2022, which excludes certain items that collectively decreased net income by $28.5 million.

HF Sinclair’s CEO, Tim Go, commented, “HF Sinclair generated strong third quarter results driven by solid performance across our refining, lubricants, HEP and marketing businesses which highlights the diversification of our portfolio. During the quarter, we also returned $669 million in cash to shareholders through share repurchases and dividends demonstrating our continued commitment to our cash return strategy and long-term payout ratio. Looking forward, we remain focused on executing our strategy of safe and reliable operations as we continue to integrate and optimize our assets across our portfolio.”

Refining segment income before interest and income taxes was $915.9 million for the third quarter of 2023, compared to $1,344.1 million for the third quarter of 2022. The segment reported EBITDA of $1,035.8 million for the third quarter of 2023 compared to $1,446.7 million for the third quarter of 2022. Excluding the lower of cost or market inventory valuation benefit of $26.8 million, Adjusted EBITDA in the third quarter of 2023 was $1,009.0 million. This decrease was principally driven by lower refinery gross margins in both the West and Mid-Continent regions and lower refined product sales volumes, which resulted in lower refining segment earnings in the quarter. Consolidated refinery gross margin was $26.59 per produced barrel, a 16% decrease compared to $31.47 for the third quarter of 2022. Crude oil charge averaged 601,930 barrels per day (“BPD”) for the third quarter of 2023 compared to 645,780 BPD for the third quarter of 2022. This decrease was primarily a result of turnarounds at our Tulsa and Casper refineries in the third quarter of 2023.

Renewables segment income before interest and income taxes was $3.1 million for the third quarter of 2023, compared to a loss of $(49.3) million for the third quarter of 2022. The segment reported EBITDA of $22.0 million for the third quarter of 2023 compared to $(31.1) million for the third quarter of 2022. Excluding the lower of cost or market inventory valuation adjustment, the segment reported Adjusted EBITDA of $5.0 million for the third quarter of 2023 compared to $(14.2) million for the third quarter of 2022. Total sales volumes were 55 million gallons for the third quarter of 2023 as compared to 52 million gallons for the third quarter of 2022.

Marketing segment income before interest and income taxes was $15.1 million for the third quarter of 2023 compared to $3.9 million for the third quarter of 2022. The segment reported EBITDA of $21.1 million for the third quarter of 2023 compared to $10.2 million for the third quarter of 2022. Total branded fuel sales volumes were 398 million gallons for the third quarter of 2023 as compared to 362 million gallons for the third quarter of 2022.

Lubricants and Specialty Products segment income before interest and income taxes was $95.7 million for the third quarter of 2023, compared to a loss of $(5.0) million in the third quarter of 2022. The segment reported EBITDA of $118.4 million for the third quarter of 2023 compared to $15.2 million in the third quarter of 2022. This increase was largely driven by a FIFO benefit from consumption of lower priced feedstock inventory for the third quarter of 2023 of $29.9 million as compared to a charge of $44.4 million for the third quarter of 2022.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $94.4 million for the third quarter of 2023 compared to $66.0 million for the third quarter of 2022, and Adjusted EBITDA of $118.5 million for the third quarter of 2023 compared to $110.1 million for the third quarter of 2022.

For the third quarter of 2023, net cash provided by operations totaled $1,398.9 million. At September 30, 2023, the Company's cash and cash equivalents totaled $2,214.8 million, a $600.1 million increase over cash and cash equivalents of $1,614.6 million at June 30, 2023. During the third quarter of 2023, the Company announced and paid a regular dividend of $0.45 per share to stockholders totaling $83.6 million and spent $585.6 million on share repurchases. Additionally, the Company's consolidated debt was $3,169.8 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HF Sinclair, was $1,701.3 million at September 30, 2023.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.45 per share, payable on December 5, 2023 to holders of record of common stock on November 16, 2023.

The Company has scheduled a webcast conference call for today, November 2, 2023, at 9:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/172908001. An audio archive of this webcast will be available using the above noted link through November 16, 2023.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the risk that the transactions contemplated by the Agreement and Plan of Merger, dated August 15, 2023 (the “Merger Agreement”), which provides for the merger of a subsidiary of the Company with and into HEP, with HEP surviving as an indirect wholly-owned subsidiary of the Company (such merger, together with the other transactions contemplated by the Merger Agreement, being referred to herein as the “HEP Merger Transaction”), are not consummated during the expected timeframe; failure to obtain the required approvals for the HEP Merger Transaction, including the ability to obtain the requisite approvals from HF Sinclair stockholders or HEP unitholders; the substantial transaction-related costs that may be incurred by the Company and HEP in connection with the HEP Merger Transaction; the risk that the market value of HF Sinclair common stock will decline; potential dilution on HF Sinclair's earnings per share of HF Sinclair common stock; the possibility that financial projections by the Company and HEP may not prove to be reflective of actual future results; the focus of management time and attention on the HEP Merger Transaction and other disruptions arising from the HEP Merger Transaction, which may make it more difficult to maintain relationships with customers, employees or suppliers; legal proceedings that may be instituted against HF Sinclair or HEP in connection with the HEP Merger Transaction; limitations on the Company's ability to effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; the Company’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC businesses acquired from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the Company's ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company's suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including increases in interest rates; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects on time and within capital guidance; the Company's and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities, including the Israel-Gaza conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company's refined products and create instability in the financial markets that could restrict the Company's ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; and other business, financial, operational and legal risks and uncertainties detailed from time to time in the Company’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2022
	2023	2022	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$8,905,471	$10,599,002	$(1,693,531)	(16)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,935,650	8,375,253	(1,439,603)	(17)
Lower of cost or market inventory valuation adjustment	(43,848)	16,847	(60,695)	(360)
	6,891,802	8,392,100	(1,500,298)	(18)
Operating expenses (exclusive of depreciation and amortization)	622,532	604,591	17,941	3
Selling, general and administrative expenses (exclusive of depreciation and amortization)	124,213	102,677	21,536	21
Depreciation and amortization	195,562	171,973	23,589	14
Total operating costs and expenses	7,834,109	9,271,341	(1,437,232)	(16)
Income from operations	1,071,362	1,327,661	(256,299)	(19)

Other income (expense):
Earnings (loss) of equity method investments	3,009	(16,334)	19,343	(118)
Interest income	24,577	9,821	14,756	150
Interest expense	(48,686)	(44,830)	(3,856)	9
Gain on foreign currency transactions	860	1,544	(684)	(44)
Gain on sale of assets and other	8,954	2,130	6,824	320
	(11,286)	(47,669)	36,383	(76)
Income before income taxes	1,060,076	1,279,992	(219,916)	(17)
Income tax expense	235,015	301,853	(66,838)	(22)
Net income	825,061	978,139	(153,078)	(16)
Less net income attributable to noncontrolling interest	34,139	23,734	10,405	44
Net income attributable to HF Sinclair stockholders	$790,922	$954,405	$(163,483)	(17)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$4.23	$4.45	$(0.22)	(5)%
Diluted	$4.23	$4.45	$(0.22)	(5)%
Cash dividends declared per common share	$0.45	$0.40	$0.05	13%
Average number of common shares outstanding:
Basic	185,456	212,388	(26,932)	(13)%
Diluted	185,456	212,388	(26,932)	(13)%

EBITDA	$1,245,608	$1,463,240	$(217,632)	(15)%
Adjusted EBITDA	$1,206,491	$1,500,321	$(293,830)	(20)%

	Nine Months Ended September 30,		Change from 2022
	2023	2022	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$24,304,259	$29,219,912	$(4,915,653)	(17)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	19,313,312	23,457,180	(4,143,868)	(18)
Lower of cost or market inventory valuation adjustment	(4,114)	42,839	(46,953)	(110)
	19,309,198	23,500,019	(4,190,821)	(18)
Operating expenses (exclusive of depreciation and amortization)	1,808,715	1,688,152	120,563	7
Selling, general and administrative expenses (exclusive of depreciation and amortization)	347,514	323,974	23,540	7
Depreciation and amortization	558,905	480,618	78,287	16
Total operating costs and expenses	22,024,332	25,992,763	(3,968,431)	(15)
Income from operations	2,279,927	3,227,149	(947,222)	(29)

Other income (expense):
Earnings (loss) of equity method investments	10,436	(7,261)	17,697	(244)
Interest income	62,103	12,662	49,441	390
Interest expense	(141,490)	(118,650)	(22,840)	19
Gain on foreign currency transactions	2,478	778	1,700	219
Gain on sale of assets and other	11,737	8,345	3,392	41
	(54,736)	(104,126)	49,390	(47)
Income before income taxes	2,225,191	3,123,023	(897,832)	(29)
Income tax expense	480,640	706,675	(226,035)	(32)
Net income	1,744,551	2,416,348	(671,797)	(28)
Less net income attributable to noncontrolling interest	92,702	80,707	11,995	15
Net income attributable to HF Sinclair stockholders	$1,651,849	$2,335,641	$(683,792)	(29)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$8.57	$11.35	$(2.78)	(24)%
Diluted	$8.57	$11.35	$(2.78)	(24)%
Cash dividends declared per common share	$1.35	$0.80	$0.55	69%
Average number of common shares outstanding:
Basic	191,047	203,610	(12,563)	(6)%
Diluted	191,047	203,610	(12,563)	(6)%

EBITDA	$2,770,781	$3,628,922	$(858,141)	(24)%
Adjusted EBITDA	$2,779,407	$3,730,036	$(950,629)	(25)%

Balance Sheet Data

	September 30,	December 31,
	2023	2022
	(In thousands)
Cash and cash equivalents	$2,214,751	$1,665,066
Working capital	$3,925,173	$3,502,790
Total assets	$18,901,812	$18,125,483
Total debt	$3,169,781	$3,255,472
Total equity	$10,615,267	$10,017,572

Segment Information

Our operations are organized into five reportable segments, Refining, Renewables, Marketing, Lubricants and Specialty Products and HEP. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross and Puget Sound refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Effective with the Sinclair Transactions that closed on March 14, 2022, the Refining segment includes our Parco and Casper refineries. Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), which was mechanically complete in the fourth quarter of 2021 and operational in the first quarter of 2022, the pre-treatment unit at our Artesia, New Mexico facility, which was completed and operational in the first quarter of 2022 and the Artesia RDU, which was completed and operational in the second quarter of 2022. Also, effective with the Sinclair Transactions that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU.

Effective with that Sinclair Transactions that closed on March 14, 2022, the Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites from legacy HollyFrontier agreements and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants and Specialty Products segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, that includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the largest suppliers of locomotive engine oil in North America. Also, the Lubricants and Specialty Products segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment includes all of the operations of HEP, which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The HEP segment also includes 50% ownership interests in each of the Osage Pipeline (“Osage”), the Cheyenne Pipeline and Cushing Connect, and effective with the Sinclair Transactions that closed on March 14, 2022, a 25.06% ownership interest in the Saddle Butte Pipeline and a 49.995% ownership interest in the Pioneer Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP’s periodic public filings.

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2023
Sales and other revenues:
Revenues from external customers	$6,717,926	$213,144	$1,259,205	$686,123	$29,073	$—	$8,905,471
Intersegment revenues	1,333,008	118,033	—	565	129,287	(1,580,893)	—
	$8,050,934	$331,177	$1,259,205	$686,688	$158,360	$(1,580,893)	$8,905,471
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$6,499,721	$294,682	$1,230,372	$465,602	$—	$(1,554,727)	$6,935,650
Lower of cost or market inventory valuation adjustment	$(26,842)	$(17,006)	$—	$—	$—	$—	$(43,848)
Operating expenses	$495,908	$30,198	$—	$64,965	$58,422	$(26,961)	$622,532
Selling, general and administrative expenses	$50,345	$1,336	$7,731	$40,051	$7,947	$16,803	$124,213
Depreciation and amortization	$119,909	$18,904	$6,002	$22,719	$24,997	$3,031	$195,562
Income (loss) from operations	$911,893	$3,063	$15,100	$93,351	$66,994	$(19,039)	$1,071,362
Income (loss) before interest and income taxes	$915,927	$3,087	$15,134	$95,685	$71,285	$(16,933)	$1,084,185
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,886	$32,253	$34,139
Earnings (loss) of equity method investments	$—	$—	$—	$—	$3,581	$(572)	$3,009
Capital expenditures	$44,824	$2,812	$4,223	$10,070	$5,714	$13,544	$81,187

Three Months Ended September 30, 2022
Sales and other revenues:
Revenues from external customers	$8,230,606	$254,952	$1,266,681	$820,630	$26,133	$—	$10,599,002
Intersegment revenues	1,405,180	100,708	—	2,809	122,869	(1,631,566)	—
	$9,635,786	$355,660	$1,266,681	$823,439	$149,002	$(1,631,566)	$10,599,002
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$7,680,153	$345,588	$1,255,119	$696,864	$—	$(1,602,471)	$8,375,253
Lower of cost or market inventory valuation adjustment	$—	$16,847	$—	$—	$—	$—	$16,847
Operating expenses	$474,631	$23,427	$—	$69,506	$60,471	$(23,444)	$604,591
Selling, general and administrative expenses	$34,353	$873	$1,351	$41,833	$3,750	$20,517	$102,677
Depreciation and amortization	$102,599	$18,228	$6,355	$20,227	$25,846	$(1,282)	$171,973
Income (loss) from operations	$1,344,050	$(49,303)	$3,856	$(4,991)	$58,935	$(24,886)	$1,327,661
Income (loss) before interest and income taxes	$1,344,103	$(49,285)	$3,856	$(4,978)	$43,096	$(21,791)	$1,315,001
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,962	$21,772	$23,734
Loss of equity method investments	$—	$—	$—	$—	$(16,334)	$—	$(16,334)
Capital expenditures	$37,653	$24,499	$1,487	$10,158	$7,948	$17,958	$99,703

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Nine Months Ended September 30, 2023
Sales and other revenues:
Revenues from external customers	$18,284,853	$590,620	$3,237,523	$2,105,941	$85,322	$—	$24,304,259
Intersegment revenues	3,524,078	311,758	—	10,890	356,087	(4,202,813)	—
	$21,808,931	$902,378	$3,237,523	$2,116,831	$441,409	$(4,202,813)	$24,304,259
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$17,947,530	$816,226	$3,162,727	$1,513,329	$—	$(4,126,500)	$19,313,312
Lower of cost or market inventory valuation adjustment	$—	$(4,114)	$—	$—	$—	$—	$(4,114)
Operating expenses	$1,440,670	$85,942	$—	$192,592	$163,706	$(74,195)	$1,808,715
Selling, general and administrative expenses	$142,461	$3,587	$22,821	$124,229	$18,094	$36,322	$347,514
Depreciation and amortization	$335,909	$57,846	$17,889	$63,173	$76,002	$8,086	$558,905
Income (loss) from operations	$1,942,361	$(57,109)	$34,086	$223,508	$183,607	$(46,526)	$2,279,927
Income (loss) before interest and income taxes	$1,946,700	$(57,040)	$34,218	$225,427	$195,599	$(40,326)	$2,304,578
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$5,177	$87,525	$92,702
Earnings (loss) of equity method investments	$—	$—	$—	$—	$11,008	$(572)	$10,436
Capital expenditures	$157,785	$11,193	$15,678	$24,453	$21,978	$30,350	$261,437

Nine Months Ended September 30, 2022
Sales and other revenues:
Revenues from external customers	$23,442,162	$399,204	$2,880,024	$2,419,212	$79,310	$—	$29,219,912
Intersegment revenues	2,988,372	198,401	—	9,177	325,660	(3,521,610)	—
	$26,430,534	$597,605	$2,880,024	$2,428,389	$404,970	$(3,521,610)	$29,219,912
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$21,709,048	$582,521	$2,837,583	$1,777,869	$—	$(3,449,841)	$23,457,180
Lower of cost or market inventory valuation adjustment	$—	$42,839	$—	$—	$—	$—	$42,839
Operating expenses	$1,298,907	$79,796	$—	$209,977	$156,994	$(57,522)	$1,688,152
Selling, general and administrative expenses	$107,358	$2,746	$2,540	$127,137	$12,745	$71,448	$323,974
Depreciation and amortization	$300,060	$34,399	$11,274	$61,426	$73,803	$(344)	$480,618
Income (loss) from operations	$3,015,161	$(144,696)	$28,627	$251,980	$161,428	$(85,351)	$3,227,149
Income (loss) before interest and income taxes	$3,015,274	$(144,589)	$28,627	$254,839	$154,808	$(79,948)	$3,229,011
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$7,154	$73,553	$80,707
Loss of equity method investments	$—	$—	$—	$—	$(7,261)	$—	$(7,261)
Capital expenditures	$104,284	$210,793	$6,796	$24,553	$31,194	$39,823	$417,443

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries. The refinery operations of the Parco and Casper refineries are included for the period March 14, 2022 (date of acquisition) through September 30, 2023.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022 (8)
Mid-Continent Region
Crude charge (BPD) (1)	250,280	278,410	230,130	282,130
Refinery throughput (BPD) (2)	269,270	293,890	249,170	297,240
Sales of produced refined products (BPD) (3)	257,270	280,390	234,470	279,940
Refinery utilization (4)	96.3%	107.1%	88.5%	108.5%

Average per produced barrel (5)
Refinery gross margin	$21.81	$25.72	$20.61	$22.62
Refinery operating expenses (6)	6.80	6.12	7.44	6.12
Net operating margin	$15.01	$19.60	$13.17	$16.50

Refinery operating expenses per throughput barrel (7)	$6.50	$5.84	$7.00	$5.76

Feedstocks:
Sweet crude oil	53%	59%	59%	58%
Sour crude oil	22%	26%	18%	21%
Heavy sour crude oil	18%	10%	15%	16%
Other feedstocks and blends	7%	5%	8%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	50%	51%	50%
Diesel fuels	30%	34%	30%	34%
Jet fuels	6%	6%	6%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	4%	4%	3%
Base oils	3%	3%	4%	4%
LPG and other	4%	2%	4%	2%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022 (8)
West Region
Crude charge (BPD) (1)	351,650	367,370	321,700	317,700
Refinery throughput (BPD) (2)	375,830	391,230	351,880	340,920
Sales of produced refined products (BPD) (3)	376,910	394,980	348,740	338,330
Refinery utilization (4)	84.1%	87.9%	77.0%	81.2%

Average per produced barrel (5)
Refinery gross margin	$29.85	$35.56	$26.70	$32.40
Refinery operating expenses (6)	9.66	8.72	10.13	9.00
Net operating margin	$20.19	$26.84	$16.57	$23.40

Refinery operating expenses per throughput barrel (7)	$9.69	$8.80	$10.04	$8.93

Feedstocks:
Sweet crude oil	30%	25%	31%	27%
Sour crude oil	45%	50%	43%	50%
Heavy sour crude oil	13%	14%	12%	11%
Black wax crude oil	6%	5%	6%	5%
Other feedstocks and blends	6%	6%	8%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	53%	53%	52%
Diesel fuels	32%	34%	31%	32%
Jet fuels	7%	5%	6%	5%
Fuel oil	2%	1%	2%	4%
Asphalt	3%	3%	2%	3%
LPG and other	5%	4%	6%	4%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	601,930	645,780	551,830	599,830
Refinery throughput (BPD) (2)	645,100	685,120	601,050	638,160
Sales of produced refined products (BPD) (3)	634,180	675,370	583,210	618,270
Refinery utilization (4)	88.8%	95.2%	81.4%	92.2%

Average per produced barrel (5)
Refinery gross margin	$26.59	$31.47	$24.25	$27.97
Refinery operating expenses (6)	8.50	7.64	9.05	7.70
Net operating margin	$18.09	$23.83	$15.20	$20.27

Refinery operating expenses per throughput barrel (7)	$8.36	$7.53	$8.78	$8.51

Feedstocks:
Sweet crude oil	40%	39%	43%	42%
Sour crude oil	35%	39%	33%	36%
Heavy sour crude oil	15%	13%	13%	13%
Black wax crude oil	3%	3%	3%	3%
Other feedstocks and blends	7%	6%	8%	6%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022 (8)
Consolidated
Sales of produced refined products:
Gasolines	52%	52%	53%	51%
Diesel fuels	31%	34%	30%	33%
Jet fuels	7%	6%	6%	6%
Fuel oil	1%	1%	1%	2%
Asphalt	3%	3%	3%	3%
Base oils	1%	1%	2%	2%
LPG and other	5%	3%	5%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.
(8)We acquired the Parco and Casper refineries on March 14, 2022. Refining operating data for the nine months ended September 30, 2022 includes crude oil and feedstocks processed and refined products sold at our Parco and Casper refineries for the period March 14, 2022 through September 30, 2022 only, averaged over the 273 days in the nine months ended September 30, 2022.

Renewables Segment Operating Data

The following table sets forth information about our renewables operations and includes our Sinclair RDU for the period March 14, 2022 (date of acquisition) through September 30, 2023. The renewables gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Renewables
Sales volumes (in thousand gallons)	54,909	51,840	152,896	82,471
Average per produced gallon (1)
Renewables gross margin	$0.66	$0.19	$0.56	$0.18
Renewables operating expense (2)	0.55	0.45	0.56	0.97
Net operating margin	$0.11	$(0.26)	$—	$(0.79)

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information about our marketing operations and includes our Sinclair branded fuel business for the period March 14, 2022 (date of acquisition) through September 30, 2023. The marketing gross margin does not include the non-cash effects of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023 (1)	2022	2023 (1)	2022
Marketing
Number of branded sites at period end	1,535	1,358	1,535	1,358
Sales volumes (in thousand gallons)	398,399	362,499	1,091,216	782,518
Margin per gallon of sales (2)	$0.07	$0.03	$0.07	$0.05

(1)Includes non-Sinclair branded sites from legacy HollyFrontier agreements.
(2)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Lubricants and Specialty Products
Sales of produced products (BPD)	30,400	32,610	30,440	33,870

Sales of produced products:
Finished products	49%	49%	51%	51%
Base oils	27%	26%	27%	28%
Other	24%	25%	22%	21%
Total	100%	100%	100%	100%

Effective the first quarter of 2023, management views the Lubricants and Specialty Products segment as an integrated business of processing feedstocks into base oils and processing base oils into finished lubricant products along with the packaging, distribution and sales to customers.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) decommissioning costs, (iii) HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs and (iv) acquisition integration and regulatory costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Net income attributable to HF Sinclair stockholders	$790,922	$954,405	$1,651,849	$2,335,641
Add interest expense	48,686	44,830	141,490	118,650
Subtract interest income	(24,577)	(9,821)	(62,103)	(12,662)
Add income tax expense	235,015	301,853	480,640	706,675
Add depreciation and amortization	195,562	171,973	558,905	480,618
EBITDA	$1,245,608	$1,463,240	2,770,781	3,628,922
Add (subtract) lower of cost or market inventory valuation adjustment	(43,848)	16,847	(4,114)	42,839
Add decommissioning costs	—	—	—	1,469
Add HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs	33	9,572	608	9,572
Add acquisition integration and regulatory costs	4,698	10,662	12,132	47,234
Adjusted EBITDA	$1,206,491	$1,500,321	$2,779,407	$3,730,036

EBITDA attributable to our Refining segment is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	$915,927	$1,344,103	$1,946,700	$3,015,274
Add depreciation and amortization	119,909	102,599	335,909	300,060
EBITDA	1,035,836	1,446,702	2,282,609	3,315,334
Add lower of cost or market inventory valuation adjustment	(26,842)	—	—	—
Adjusted EBITDA	$1,008,994	$1,446,702	$2,282,609	$3,315,334

(1)Income before interest and income taxes of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Renewables Segment	2023	2022	2023	2022
	(In thousands)
Income (loss) before interest and income taxes (1)	$3,087	$(49,285)	$(57,040)	$(144,589)
Add depreciation and amortization	18,904	18,228	57,846	34,399
EBITDA	21,991	(31,057)	806	(110,190)
Add (subtract) lower of cost or market inventory valuation adjustment	(17,006)	16,847	(4,114)	42,839
Adjusted EBITDA	$4,985	$(14,210)	$(3,308)	$(67,351)

(1)Income (loss) before interest and income taxes of our Renewables segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	$15,134	$3,856	34,218	28,627
Add depreciation and amortization	6,002	6,355	17,889	11,274
EBITDA	$21,136	$10,211	$52,107	$39,901

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
Lubricants and Specialty Products Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	$95,685	$(4,978)	225,427	254,839
Add depreciation and amortization	22,719	20,227	63,173	61,426
EBITDA	$118,404	$15,249	$288,600	$316,265
(1)Income before interest and income taxes of our Lubricants and Specialty Products segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of average refining net operating margin per produced barrel sold to refinery gross margin to refining sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Dollars in thousands, except per barrel amounts)
Consolidated
Refining segment sales and other revenues	$8,050,934	$9,635,786	$21,808,931	$26,430,534
Refining segment cost of products sold (exclusive of lower of cost or market inventory adjustment)	6,499,721	7,680,153	17,947,530	21,709,048
Lower of cost or market inventory adjustment	(26,842)	—	—	—
	1,578,055	1,955,633	3,861,401	4,721,486
Add lower of cost or market inventory adjustment	(26,842)	—	—	—
Refinery gross margin	$1,551,213	$1,955,633	$3,861,401	$4,721,486

Refining segment operating expenses	$495,908	$474,631	$1,440,670	$1,298,907

Produced barrels sold (BPD)	634,180	675,370	583,210	618,270

Refinery gross margin per produced barrel sold	$26.59	$31.47	$24.25	$27.97
Less average refinery operating expenses per produced barrel sold	8.50	7.64	9.05	7.70
Net operating margin per produced barrel sold	$18.09	$23.83	$15.20	$20.27

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except for per gallon amounts)
Renewables segment sales and other revenues	$331,177	$355,660	$902,378	$597,605
Renewables segment cost of products sold (exclusive of lower of cost or market inventory adjustment)	294,682	345,588	816,226	582,521
Lower of cost or market inventory adjustment	(17,006)	16,847	(4,114)	42,839
	53,501	(6,775)	90,266	(27,755)
Add (subtract) lower of cost or market inventory adjustment	(17,006)	16,847	(4,114)	42,839
Renewables gross margin	$36,495	$10,072	$86,152	$15,084

Renewables segment operating expense	$30,198	$23,427	$85,942	$79,796

Produced gallons sold (in thousand gallons)	54,909	51,840	152,896	82,471

Renewables gross margin per produced gallon sold	$0.66	$0.19	$0.56	$0.18
Less average renewables operating expense per produced gallon sold	0.55	0.45	0.56	0.97
Net operating margin per produced gallon sold	$0.11	$(0.26)	$—	$(0.79)

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of marketing gross margin to gross margin per gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except for per gallon amounts)
Marketing segment sales and other revenues	$1,259,205	$1,266,681	$3,237,523	$2,880,024
Marketing segment cost of products sold	1,230,372	1,255,119	3,162,727	2,837,583
Marketing gross margin	$28,833	$11,562	$74,796	$42,441

Sales volumes (in thousand gallons)	398,399	362,499	1,091,216	782,518

Marketing segment gross margin per gallon sold	$0.07	$0.03	$0.07	$0.05

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, decommissioning costs, HEP's share of Osage environmental remediation costs and acquisition integration and regulatory costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$1,060,076	$1,279,992	$2,225,191	$3,123,023
Income tax expense	235,015	301,853	480,640	706,675
Net income	825,061	978,139	1,744,551	2,416,348
Less net income attributable to noncontrolling interest	34,139	23,734	92,702	80,707
Net income attributable to HF Sinclair stockholders	790,922	954,405	1,651,849	2,335,641

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(43,848)	16,847	(4,114)	42,839
Decommissioning costs	—	—	—	1,469
HEP's share of Osage environmental remediation costs	69	20,297	1,289	20,297
Acquisition integration and regulatory costs	6,626	10,662	14,060	48,144
Total adjustments to income before income taxes	(37,153)	47,806	11,235	112,749
Adjustment to income tax expense (1)	(8,633)	8,547	2,160	19,653
Adjustment to net income attributable to noncontrolling interest	1,964	10,725	2,609	11,635
Total adjustments, net of tax	(30,484)	28,534	6,466	81,461

Adjusted results - Non-GAAP:
Adjusted income before income taxes	1,022,923	1,327,798	2,236,426	3,235,772
Adjusted income tax expense (2)	226,382	310,400	482,800	726,328
Adjusted net income	796,541	1,017,398	1,753,626	2,509,444
Less net income attributable to noncontrolling interest	36,103	34,459	95,311	92,342
Adjusted net income attributable to HF Sinclair stockholders	$760,438	$982,939	$1,658,315	$2,417,102
Adjusted earnings per share - diluted (3)	$4.06	$4.58	$8.60	$11.75

(1)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)

Non-GAAP income tax expense (2)	$226,382	$310,400	$482,800	$726,328
Add GAAP income tax expense	235,015	301,853	480,640	706,675
Non-GAAP adjustment to income tax expense	$(8,633)	$8,547	$2,160	$19,653

(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Dollars in thousands)
GAAP:
Income before income taxes	$1,060,076	$1,279,992	$2,225,191	$3,123,023
Income tax expense	$235,015	$301,853	$480,640	$706,675
Effective tax rate for GAAP financial statements	22.2%	23.6%	21.6%	22.6%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(0.1)%	(0.2)%	—%	(0.2)%
Effective tax rate for adjusted results	22.1%	23.4%	21.6%	22.4%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HF Sinclair Corporation
214-954-6510